Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization

Bandera Festival GP, LLC	Texas
Bandera Festival Partners, LP	Texas
BC Center Partners, LP	Texas
Beechnut Centre Corp.	Texas
Beechnut Centre I L.P.	Texas
Benbrook Centre Corp.	Texas
Bend Shopping Centre Corp.	Texas
Bend Shopping Centre I L.P	Texas
Boca Village Square, Inc.	Florida
Boca Village Square, Ltd.	Florida
Boynton Plaza Shopping Center, Inc.	Florida
Cashmere Developments, Inc.	Florida
Centrefund Acquisition Corp	Florida
Centrefund Acquisition (Texas) Corp.	Texas
Centrefund Development Group LLC	Delaware
Centrefund Development Group II LLC	Delaware
Centrefund Development (Gainesville) LLC	Delaware
Centrefund Development (Texas) LLC	Texas
Centrefund PGA LLC	Delaware
Centrefund Realty (U.S.) Corporation	Delaware
Centrefund (US), LLC	Delaware
Colony GP, LLC	Texas
Copperfield Crossing, Inc.	Texas
Eastbelt Centre Corp.	Texas
Eastbelt Centre I L.P.	Texas
East Townsend Square, Inc.	Texas
Equity (Landing) Inc.	Texas
Equity (Park Promenade) Inc.	Texas
Equity One Acquisition Corp.	Florida
Equity One Butler Creek LLC	Georgia
Equity One Construction Inc.	Florida
Equity One Properties, Inc	Florida
Equity One Realty & Management FL, Inc.	Florida
Equity One Realty & Management NE, Inc.	Massachusetts
Equity One Realty & Management SE, Inc.	Florida
Equity One Realty & Management Texas, Inc.	Texas
Equity Texas Properties, LLC	Florida
Equity One (147) Inc.	Florida
Equity One (Alpha) Corp.	Florida
Equity One (Atlantic Village) Inc.	Florida
Equity One (Beachway) Inc.	Florida
Equity One (Beauclerc) Inc.	Florida
Equity One (Belfair) Inc.	South Carolina
Equity One (Belfair II) Inc.	South Carolina
Equity One (Beta) Inc.	Florida
Equity One (Boston Portfolio) Inc.	Massachusetts
Equity One (Bridgemill) Inc.	Georgia
Equity One (Cambridge Project) Inc.	Massachusetts
Equity One (Clematis) LLC	Florida
Equity One (Commonwealth) Inc.	Florida
Equity One (Coral Way) Inc.	Florida
Equity One (Delta) Inc.	Florida
Equity One (El Novillo) Inc.	Florida
Equity One (Eustis Square) Inc.	Florida
Equity One (Forest Edge) Inc.	Florida
Equity One (Forest Village) Inc.	Florida
Equity One (Forest Village Phase II) Inc.	Florida
Equity One (Gamma) Inc.	Florida
Equity One (Hamilton Ridge) Inc.	Georgia
Equity One (Homestead Land) Inc.	Florida
Equity One (Hunter’s Creek) Inc.	Florida
Equity One (Jonesboro) Inc.	Georgia
Equity One (Lake Mary) Inc.	Florida
Equity One (Lantana) Inc.	Florida
Equity One (Losco) Inc.	Florida
Equity One (Louisiana Portfolio) LLC	Florida
Equity One (Mandarin) Inc.	Florida
Equity One (Mariner) Inc.	Florida
Equity One (Medical & Merchants) Inc.	Florida
Equity One (Medical & Merchants) LLC	Florida
Equity One (Middle Beach) Inc.	Florida
Equity One (Monument) Inc.	Florida
Equity One (North Port) Inc.	Florida
Equity One (North Village) LLC	South Carolina
Equity One (North Village II) Inc.	South Carolina
Equity One (Oak Hill) Inc.	Florida
Equity One (Olive) Inc.	Florida
Equity One (Pavilion) Inc.	Florida
Equity One (Pine Island) Inc.	Florida
Equity One (Point Royale) Inc.	Florida
Equity One (Presidential Markets) Inc.	Georgia
Equity One (Presidential Movies) Inc.	Georgia
Equity One (Quincy Project) Inc.	Massachusetts
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Sky Lake) Inc.	Florida
Equity One (Sparkleberry Kohl’s) Inc.	South Carolina
Equity One (Sparkelberry Kroger) Inc.	South Carolina
Equity One (Sparkelberry Phase II) Inc.	South Carolina
Equity One (Summerlin) Inc.	Florida
Equity One (Sunlake) Inc.	Florida
Equity One (Venice) Inc.	Florida
Equity One (Walden Woods) Inc.	Florida
Equity One (Waterstone) Inc.	Florida
Equity One (West Lake) Inc.	Florida
Equity One (Westport) Inc.	Florida
Equity One (Westridge) Inc.	Florida
Equity One (West Roxbury Project) Inc.	Massachusetts
Equity One (Woodruff) Inc.	South Carolina
Equity One (Texas Holdings) One GP LLC	Texas
Equity One (Texas) One Creekside LP	Texas
Equity One (Texas) One Creekside Phase II LP	Texas
Equity One (Texas) One DeSoto LP	Texas
Equity One (Texas) One North Richland Hills LP	Texas
Equity One (Texas) One Parkwood LP	Texas
Equity One (Texas) One Richwood LP	Texas
Equity One (Texas) One Village Center LP	Texas
Equity One (Texas) One Westgate GP Inc.	Texas
Equity One (Texas) One Westgate Phase III LP	Texas
FC Market GP, LLC	Texas
FC Market Partners, LP	Texas
Florida Del Rey Holdings II, Inc.	Texas
Forestwood Equity Partners GP, LLC	Texas
Forestwood Equity Partners, LP	Florida
Garland & Barns, LLC	Texas
Garland & Jupiter, LLC	Texas
Gazit (Meridian) Inc.	Florida
Grogan Centre Corp.	Texas
Grogan Centre I L.P.	Texas
Harbor Barket Cypress GP, LLC	Texas
Hedwig GP, LLC	Texas
Hedwig Partners, LP	Texas
IRT Alabama, Inc.	Alabama
IRT Capital Corporation II	Georgia
IRT Coral Springs, LLC	Delaware
IRT Heritage Walk, LLC	Delaware
IRT MacLand Pointe, LLC	Delaware
IRT Management Company	Georgia
IRT Parkwest Crossing, LLC	North Carolina
IRT Partners L.P.	Georgia
KirkBiss GP, LLC	Texas
Kirkwood-Bissonnet Partners, LP	Texas
Leesburg DrugStore, LLC	Texas
Louisiana Holding Corp.	Florida
Marco Town Center, Inc.	Florida
Mainer Outparcel, Inc.	Florida
Mason Park GP, LLC	Texas
Mason Park Partners, LP	Texas
McMinn Holding, Inc.	Tennessee
North Kingwood Centre Corp	Texas
North Kingwood Centre I LP	Texas
Oakbrook Square Shopping Center Corp.	Florida
Parcel F, LLC	Florida
Park Northern/Centennial Partners, L.P.	Texas
Plymouth East One Acquisition Corp.	Texas
Plymouth East Two Acquisition Corp.	Texas
Plymouth North Acquisition Corp.	Texas
Plymouth South Acquisition Corp.	Texas
Plymouth Story North Acquisition Corp.	Texas
Plymouth West Acquisition Corp.	Texas
Prosperity Shopping Center Corp.	Florida
PSL Developments, Inc.	Florida
Ryanwood Shopping Center, L.L.C.	Florida
SA Blanco Village Partners GP, LLC	Texas
SA Blanco Village Partners, LP	Texas
Salerno Village Shopping Centre, LLC	Florida
Sawgrass Promenade, Inc.	Florida
Shoppes at Jonathan’s Landing, Inc.	Florida
Shoppes at Westbury Shopping Center, Inc.	Florida
Skipper Palms Properties, Inc.	Florida
South Kingwood Centre Corp.	Texas
South Kingwood Centre I LP	Texas
Southwest 19 Northern, Inc.	Arizona
Spring Shadows GP, LLC	Texas
St. Charles Outparcel, Inc.	Florida
Steeplechase Centre Corp.	Texas
Steeplechase Centre I L.P.	Texas
Sterling Shopping Centre, Inc.	Texas
Sterling Shopping Center I L.P.	Texas
Texas CP Land, LP	Texas
Texas Equity Holdings LLC	Florida
Texas Spring Shadows Partners, LP	Texas
The Bluffs Shopping Center Corporation	Florida
The Harbour Center, Inc.	Florida
The Meadows Shopping Center, LLC	Florida
The Shoppes of Eastwood, LLC	Florida
The Shoppes of Ibis, LLC	Florida
The Shoppes of North Port, Ltd.	Florida
Turkey Lake Shopping Center, Inc.	Florida
UIRT - Benchmark, Inc.	Texas
UIRT - Big Curve, Inc.	Arizona
UIRT - Colony Plaza, Inc.	Texas
UIRT - Highland Square, Inc.	Texas
UIRT - Lake St. Charles, L.L.C.	Florida
UIRT - Melbourne Plaza, Inc.	Texas
UIRT - Northwest Crossing, Inc.	Texax
UIRT - Rosemeade, Inc.	Texas
UIRT - Skipper Palms, L.L.C.	Florida
UIRT - University Park, Inc.	Texas
UIRT GP, L.L.C.	Florida
UIRT I - Centennial, Inc.	Texas
UIRT LP, L.L.C.	Florida
UIRT, Ltd.	Florida
UIRT/University Park-I, L.P.	Texas
United Investors Pembroke, Inc.	Florida
Walden Woods Village, Ltd.	Florida
West Hills Shopping Center, Inc.	Florida
West Townsend Square, Inc.	Texas
Wickham DrugStore, LLC	Florida
Wimbledon Center Corp.	Texas
Wurzbach Centre, LLC	Texas